Execution Version

SECOND AMENDMENT

TO

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT AND SECURITY AGREEMENT

Dated as of October 25, 2016

among

SESI, L.L.C.,
as the Borrower,

SUPERIOR ENERGY SERVICES, INC.,
as Parent,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

and

the Lenders Party Hereto

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Amendment”) dated as of October 25, 2016 is among SESI, L.L.C., a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”), Superior Energy Services, Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), each of the other Loan Parties party hereto (together with the Borrower and the Parent, the “Obligors”), each of the undersigned Lenders and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as an Issuing Lender.

R E C I T A L S

A.       The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of February 22, 2016 (as amended by the First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of July 13, 2016, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.       The Borrower has requested and the Administrative Agent, Issuing Lenders and Lenders constituting the Required Lenders have agreed to waive certain provisions and to make certain changes to the Credit Agreement as set forth herein.

C.       NOW, THEREFORE, to induce the Administrative Agent, Issuing Lenders and the Lenders party hereto to enter into this Amendment  and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.       Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment.  Unless otherwise indicated, all article, exhibit, section and schedule references in this Amendment refer to articles, exhibits, sections and schedules of the Credit Agreement.

Section 2.       Amendments to Credit Agreement.

2.1.       Global Amendment. All references in the Credit Agreement to “U.S. dollars” and “U.S. dollar equivalent” are hereby replaced with “U.S. Dollars” and “U.S. Dollar Equivalent,” respectively.

2.2.       Amendments to Section 1.1.

(a)       The following definitions are hereby added where alphabetically appropriate:

“Agreed Currency” is defined in Section 2.20.

“Alternate Currency” means, (a) with respect to any Letter of Credit issued by JPMorgan Chase Bank, N.A., Australian Dollars, Bahts, Dirhams, Euros, Indian Rupees, Kuwaiti Dinars, New Zealand Dollars, Norwegian Kroners, Pounds, Reais, Ringgits, Rupiah, Saudi Riyals and Singapore Dollars, (b) with respect to any Letter of Credit issued by Bank of America, N.A., Australian Dollars, Bahts, Dirhams, Euros, Indian Rupees, Kuwaiti Dinars, New

Zealand Dollars, Norwegian Kroners, Pounds, Ringgits, Rupiah, Saudi Riyals and Singapore Dollars, and (c) with respect to any Letter of Credit issuing by any Issuing Lender, any other currency (other than U.S. Dollars) that has been designated by the Administrative Agent as an Alternate Currency at the request of the Borrower and with the consent of the applicable Issuing Lender.

“Alternate Currency Overnight Rate” means, with respect to a currency other than U.S. Dollars, the rate per annum determined by the Administrative Agent to represent its cost of overnight or short-term funds in such currency (which determination shall be conclusive absent manifest error) plus the Applicable Margin then in effect with respect to Eurodollar Loans.

“Australian Dollars” means the lawful currency of the Commonwealth of Australia.

“Bahts” means the lawful currency of the Kingdom of Thailand.

“Calculation Date” means, with respect to any Letter of Credit denominated in an Alternate Currency, each of the following: (a) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount) and (b) each date of any payment by the Issuing Lender of any Letter of Credit denominated in an Alternate Currency. The Administrative Agent will notify the Borrower of the applicable amounts recalculated on each Calculation Date.

“Dirhams” means the lawful currency of the United Arab Emirates.

“Euros” means the single currency of participating member states of the European Monetary Union introduced in accordance with the provisions of Article 109(1)4 of the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993) as amended from time to time) and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

“Foreign Letters of Credit” means the letters of the credit listed on Schedule 5, which in each case were issued in an Alternate Currency by an Issuing Lender to the Borrower prior to date the Second Amendment became effective.

“Indian Rupees” means the lawful currency of India.

“Kuwaiti Dinars” means the lawful currency of the State of Kuwait.

“Local Time” means, with respect to (a) fundings, continuations, payments and prepayments of Letters of Credit for the account of the Borrower in U.S. Dollars or Canadian dollars, New York City time, and (b) fundings, continuations, payments and prepayments of Letters of Credit for the account of the Borrower in Alternate Currencies (other than Canadian dollars), the local time zone of the country where the applicable Alternate Currency is the lawful

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currency, provided that if such country has multiple time zones in the mainland area, than a local time zone of that country as selected by the Issuing Bank.

“New Zealand Dollars” means the lawful currency of New Zealand.

“Norwegian Kroners” means the lawful currency of the Kingdom of Norway.

“Other Currency” is defined in Section 2.20.

“Pounds” means the lawful currency of the United Kingdom.

“Reais” means the lawful currency of Brazil.

“Ringgits” means the lawful currency of Malaysia.

“Rupiah” means the lawful currency of the Republic of Indonesia.

“Saudi Riyals” means the lawful currency of the Kingdom of Saudi Arabia.

“Second Amendment” means that certain Second Amendment  to the Fourth Amended and Restated Credit Agreement, dated as of October 25, 2016 among the Loan Parties, the Administrative Agent, and the Lenders party thereto.

“Singapore Dollars” means the lawful currency of the Republic of Singapore.

“Spot Exchange Rate” means, on any day with respect to any Alternate Currency, the spot rate at which U.S. Dollars are offered on such day by the applicable Issuing Bank, in the market where its foreign currency exchange operations are then being conducted for such foreign currency, at approximately 11:00 A.M. Local Time, for delivery two Business Days later; provided, if at the time of any such determination, for any reason no such spot rate is being quoted, the applicable Issuing Bank may use reasonable methods it deems appropriate to determine such rate.

“U.S. Dollars” and “$” means dollars in lawful currency of the United States.

“U.S. Dollar Equivalent” means on any date, with respect to any amount denominated in any Alternate Currency, the equivalent in U.S. Dollars that may be purchased with such currency at the Spot Exchange Rate (determined as of the most recent Calculation Date) with respect to such currency at such date.

(b)       The following defined terms are hereby amended and restated to read as follows:

“Issuing Lender” means, as the context may require, (a) each of the Administrative Agent and any other Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit,

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and (b) with respect to each Existing Letter of Credit or Foreign Letter of Credit, the Lender that issued such Existing Letter of Credit or Foreign Letter of Credit, as applicable.  An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of such Issuing Lender.  Each reference herein to the “Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.2.5 (in each case based on the U.S. Dollar Equivalent thereof with respect to Letters of Credit denominated in an Alternate Currency).

2.3.       Amendment to Section 2.2.1(a).  Section 2.2.1(a) is hereby amended and restated as follows:

(a)       Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2.2.4(a), agrees to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $100,000,000, (ii) the L/C Exposure of any Issuing Lender would exceed such Issuing Lender’s L/C Commitment, (iii) the Extensions of Credit of any Lender would exceed such Lender’s Commitment, (iv) 105% of the U.S. Dollar Equivalent of the L/C Obligations attributable to Letters of Credit denominated in Alternate Currencies would exceed the lesser of (x) $25,000,000 and (y) the Available Commitments or (v) the aggregate amount of the Available Commitments would be less than zero.  The parties hereto agree that the Existing Letters of Credit and Foreign Letters of Credit will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit hereunder issued hereunder, in the case of Existing Letters of Credit, on the Closing Date and in the case of Foreign Letters of Credit, on the date issued by the Issuing Bank (after giving effect to the Second Amendment), for the account of the Borrower.  Without limiting the foregoing (i) each such Existing Letter of Credit and Foreign Letter of Credit shall be included in the calculation of the L/C Exposure, (ii) all liabilities of the Borrower and the other Loan Parties with respect to such Existing Letters of Credit and Foreign Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit and Foreign Letters of Credit as provided in Section 2.2.4.

2.4.       Amendment to Section 2.2.1(b).  Section 2.1.5(b) is hereby amended by amending and restating clause (i) thereof as follows:

(i) be denominated in U.S. Dollars or, if agreed by the Issuing Lender, any Alternate Currency and

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2.5.       Amendment to Section 2.2.2.  Section 2.2.2 is hereby amended by adding the language after the last sentence thereof:

Following receipt of such notice and prior to the issuance of a requested Letter of Credit, the Administrative Agent shall calculate the U.S. Dollar Equivalent of such Letter of Credit if it is to be denominated in an Alternate Currency and shall notify the Borrower and the Issuing Lender of the aggregate amount of the Extensions of Credit after giving effect to (i) the issuance of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued only if (and upon issuance of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Obligations shall not exceed $100,000,000, (ii) 105% of the U.S. Dollar Equivalent of the L/C Obligations applicable to Letters of Credit denominated in Alternate Currencies shall not exceed the lesser of (x) $25,000,000 and (y) the Available Commitment and (iii) the aggregate amount of the Extensions of Credit shall not exceed the Aggregate Commitment.

2.6.       Amendment to Section 2.2.3.  Section 2.2.3 is hereby amended and restated in its entirety as follows:

(a)       The Borrower agrees to pay the Issuing Lender a fronting fee in U.S. Dollars in an amount agreed between the Borrower and the Issuing Lender (but not less than 0.125% per annum on the U.S. Dollar Equivalent of the face amount of the Letter of Credit), payable quarterly in arrears on the last day of each calendar quarter, for the term of the Letter of Credit, together with the Issuing Lender’s customary letter of credit issuance and processing fees.  The fronting fee and customary letter of credit issuance and processing fees shall be retained by the Issuing Lender, which fee shall not be shared with the other Lenders.

(b)       In addition, the Borrower agrees to pay the Administrative Agent a fee in U.S. Dollars equal to the Applicable Letter of Credit Fee Rate (on a per annum basis) shown on the Pricing Schedule times the U.S. Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit (as reduced from time to time), payable quarterly in arrears on the last day of each calendar quarter, for the term of the Letter of Credit and shall be shared by the Issuing Lender and the other Lenders on the basis of each Lender’s Pro Rata Share.

2.7.       Amendment to Section 2.2.4(a).  Section 2.2.4(a) is hereby amended and restated as follows:

(a)       The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an

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undivided interest equal to such L/C Participant’s Pro Rata Share in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay in U.S. Dollars to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Pro Rata Share of the U.S. Dollar Equivalent of the amount that is not so reimbursed (or is so returned).  Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8.       Amendment to Section 2.2.5.  Section 2.2.5 is hereby amended and restated as follows:

2.2.5       Reimbursement Obligation of the Borrower.  If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid in the currency in which such Letter of Credit was issued and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time if such Letter of Credit is denominated in U.S. Dollars or Canadian dollars, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice.  Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in the currency in which such draft is payable (except that, in the case of any Letter of Credit denominated in any currency other than Dollars, upon notice by the Issuing Lender to the Borrower, such payment shall be made in U.S. Dollars from and after the date on which the amount of such payment shall have been converted into Dollars at the Spot Exchange Rate on such date of conversion, which date of conversion shall be selected by the Issuing Lender and may be any Business Day after the date on which such payment is due) and in immediately available funds.  Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at (x) until the Business Day next succeeding the date of the relevant notice, the Floating Rate and (y) thereafter, the rate set forth in Section 2.10; provided, that if any such amount is denominated in a currency other than U.S. Dollars for any period, such interest shall be payable for such period at the Alternate Currency Overnight Rate. If, as a result of fluctuations in the exchange rate between the U.S. Dollar and any Alternate Currency, the amount of the L/C Obligations exceeds 105% of the L/C

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Commitment, then the Borrower shall deposit within three Business Days of demand by the Administrative Agent as cash collateral, an amount in U.S. Dollars equal to such excess. The obligation to deposit amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the under the terms of a Letter of Credit. If (1) the Borrower was required to provide an amount of cash collateral hereunder as a result of the L/C Obligations exceeding the L/C Commitment due to fluctuations in the exchange rate between the U.S. Dollar and any applicable Alternate Currency (2) the L/C Obligations no longer exceed the L/C Commitment and (3) the Borrower is not otherwise required to post cash collateral in respect of the Letters of Credit hereunder which has not been posted, then the amount of such excess shall be returned to such Borrower within five Business Days upon request of the Borrower.

2.9.       Amendment to Article 2. Article 2 is hereby amended by adding the following as the new Section 2.20:

2.20        Currency Indemnity. The Borrower shall, and shall cause the other Loan Parties to, make payment relative to any Obligation (including with respect to Letters of Credit) in the currency in which such Obligation was effected (the “Agreed Currency”).  If any payment is received on account of any Obligation in any currency other than the Agreed Currency (the “Other Currency”) (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral under the Collateral Documents or the liquidation of a Loan Party or otherwise), such payment shall constitute a discharge of the liability of the Loan Parties hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal banking procedures in the relevant jurisdiction and applicable law after deducting any costs of exchange.  To the fullest extent permitted by applicable law, if the amount of the Other Currency received is insufficient to satisfy the obligation in the Agreed Currency in full, then the Borrower shall on demand indemnify the Issuing Lenders, Lenders and the Administrative Agent from and against any loss or cost arising out of or in connection with such deficiency; provided that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, voluntary prepayment, realization of collateral, liquidation of a Loan Party or otherwise, then the Agents or the Lenders, as the case may be, agree to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).  To the fullest extent permitted by applicable law, the foregoing indemnity and agreement by each party shall constitute an obligation separate and independent from all other obligations contained in this Agreement and shall give rise to a separate and independent cause of action.

2.10.       Amendment to Schedules. Schedule 5 attached hereto is hereby added as a new schedule.

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Section 3.       Conditions Precedent.  This Amendment  shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.12 of the Credit Agreement) (such date, the “Amendment Effective Date”):

3.1.       Execution and Delivery.  The Administrative Agent shall have received from the Obligors, each Issuing Lender and the Lenders constituting the Required Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

3.2.       Payment of Expenses.  To the extent invoiced at least one Business Day prior to the Amendment Effective Date, the Administrative Agent and the Lenders shall have received reimbursement or payment of all documented fees and out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3.       No Default or Event of Default.   No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.       Miscellaneous.

4.1.       Confirmation.  The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

4.2.       Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are stated to relate solely to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the Credit Agreement) and (ii) no Default or Event of Default has occurred and is continuing.

4.3.       No Waiver; Loan Document.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

4.4.       Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Amendment by facsimile or electronic

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transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

4.5.       NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6.       GOVERNING LAW.  THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	SESI, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Chief Financial Officer and Treasurer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Chief Financial Officer and Treasurer
SUBSIDIARY GUARANTORS:	1105 PETERS ROAD, L.L.C.
ALLIANCE ENERGY SERVICE CO. LLC
COMPLETE ENERGY SERVICES, INC.
H.B. RENTALS, L.C.
INTEGRATED PRODUCTION SERVICES, INC.
STABIL DRILL SPECIALTIES, L.L.C.
SUB-SURFACE TOOLS, L.L.C.
SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC.
TEXAS CES, INC.
WARRIOR ENERGY SERVICES CORPORATION
WILD WELL CONTROL, INC.
WORKSTRINGS INTERNATIONAL, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President and Treasurer

MONUMENT WELL SERVICE CO.
PUMPCO ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President, Treasurer and Assistant Secretary

SUPERIOR ENERGY SERVICES, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDER:	JPMORGAN CHASE BANK, N.A.

By: /s/ Darren Vanek
Name: Darren Vanek
Title: Authorized Signatory

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

ISSUING LENDER AND LENDER:	Bank of America, N.A.

By: /s/ Tyler Ellis
Name: Tyler Ellis
Title: Director

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	WELLS FARGO BANK, N.A.

By: /s/ Benjamin Kerr
Name: Benjamin Kerr
Title: Portfolio Manager

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Mark Brewster
Name: Mark Brewster
Title: Vice President

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	WHITNEY BANK

By: /s/ Hollie L. Ericksen
Name: Hollie L. Ericksen
Title: Senior Vice President

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	ROYAL BANK OF CANADA

By: /s/ Matthias Wong
Name: Matthias Wong
Title: Authorized Signatory

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	THE BANK OF NOVA SCOTIA

By: /s/ John Frazell
Name: John Frazell
Title: Director

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

By: /s/ Peter Baumann
Name: Peter Baumann
Title: Managing Director

Signature Page to Second Amendment to
Fourth Amended and Restated Credit Agreement

SCHEDULE 5

each issued by JPMorgan Chase Bank, N.A., as an Issuing Bank

Currency	Outstanding Amount in U.S. Dollar Equivalent as of the Second Amendment Effective Date	Expiration/Maturity Date	Beneficiary
Norwegian Krone	$372,721.74	November 22, 2017	Nordea Bank Finland PLC
Qatar Rial	$68,519.48	March 30, 2017	Qatar National Bank
Indian Rupee	$44,024.17	May 01, 2017	IDBI Bank Ltd.
Indian Rupee	$81,650.06	March 30, 2017	IDBI Bank Ltd.
Indian Rupee	$56,414.88	May 01, 2017	IDBI Bank Ltd.
Kuwaiti Dinar	$7,922.89	October 10, 2018	National Bank of Kuwait
Indian Rupee	$25,187.90	March 30, 2017	IDBI Bank Ltd.
Indian Rupee	$30,461.33	December 30, 2016	IDBI Bank Ltd.
Kuwaiti Dinar	$2,000.76	November 02, 2016	National Bank of Kuwait
Indian Rupee	$9,149.94	January 30, 2017	IDBI Bank Ltd.
Indian Rupee	$12,782.86	March 02, 2017	IDBI Bank Ltd.
Indian Rupee	$26,283.28	January 30, 2019	IDBI Bank Ltd.
Indian Rupee	$161,822.92	January 31, 2017	IDBI Bank Ltd.
Indian Rupee	$73,756.05	October 30, 2017	IDBI Bank Ltd.
Indian Rupee	$265,510.95	March 30, 2018	IDBI Bank Ltd.
Indian Rupee	$41,618.68	January 23, 2017	IDBI Bank Ltd.
Indian Rupee	$45,847.43	September 29, 2016	IDBI Bank Ltd.
Indian Rupee	$14,611.05	March 03, 2017	IDBI Bank Ltd.

Total U.S. Dollar Equivalent: $1,340,286.37

Schedule 5 - 1